                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission Only
[X]  Definitive Proxy Statement                      (as permitted by Rule 14a-6(e)(2)
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                          FOOTHILL INDEPENDENT BANCORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                          FOOTHILL INDEPENDENT BANCORP
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                          FOOTHILL INDEPENDENT BANCORP

                                 April 3, 1997

Dear Shareholder:

     The Board of Directors joins me in extending to you a cordial invitation to attend the Annual Meeting of Shareholders of Foothill Independent Bancorp which will be held on Tuesday, May 13, 1997, at 4:30 P.M., at THE GLENDORA COUNTRY CLUB, 310 S. AMELIA AVENUE, Glendora, California.

     In addition to the matters to be acted on at the meeting, which are described in detail in the attached Notice of Annual Meeting and Proxy Statement, there will be a discussion of the operations of the Company and its wholly-owned subsidiary, Foothill Independent Bank. Since your participation in Company activities is important, I hope you will be able to attend.

     Whether or not you plan to attend the meeting, please be sure to complete, sign, date and return the proxy card enclosed with the Proxy Statement so that your shares may be voted in accordance with your wishes.

                                          Sincerely,

                                          George E. Langley
                                          President and Chief Executive Officer

================================================================================
               510 South Grand Ave. [] Glendora, California 91741
                      [] (818) 963-8551 [] (714) 599-9351

                          FOOTHILL INDEPENDENT BANCORP
                             510 SOUTH GRAND AVENUE
                           GLENDORA, CALIFORNIA 91741

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 13, 1997

TO THE SHAREHOLDERS OF FOOTHILL INDEPENDENT BANCORP:

     The 1997 Annual Meeting of Shareholders of Foothill Independent Bancorp (the "Company") will be held at THE GLENDORA COUNTRY CLUB, 310 S. AMELIA AVENUE, Glendora, California, on Tuesday, May 13, 1997, at 4:30 P.M., for the following purposes as more fully described in the accompanying Proxy Statement:

          (1) To elect the four nominees named in the accompanying Proxy Statement to serve as directors for a term of two years.

          (2) To approve and ratify an amendment to the Company's 1993 Stock Incentive Plan (the "1993 Plan") to increase the authorized number of shares of common stock that are issuable thereunder by 500,000 shares, bringing the total number of shares of common stock that may be issued thereunder to 900,000 shares.

          (3) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only shareholders of record at the close of business on March 26, 1997 will be entitled to vote at the meeting or any adjournment or postponement thereof.

     The Bylaws of the Company set forth the following procedures for nominations to the Board of Directors:

          Nominations for election of members of the board of directors may be made by the board of directors or by any shareholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the notice of the meeting at which such nomination is to be made) shall be made in writing and shall be delivered or mailed to the president of the corporation by the later of the close of business 21 days prior to any meeting of shareholders called for the election of directors or 10 days after the date of mailing of notice of the meeting to shareholders. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the corporation owned by the notifying shareholder; (f) the number of shares of capital stock of any bank, bank holding company, savings and loan association or other depository institution owned beneficially by the nominee or by the notifying shareholder and the identities and location of any such institutions; and (g) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt. The notice shall be signed by the nominating shareholder and by the nominee. Nominations not made in accordance herewith shall be disregarded by the chairman of the meeting, and upon his instructions, the inspector of elections shall disregard all votes cast for each such nominee. The restrictions set forth in this paragraph shall not apply to nomination of a person to replace a proposed nominee who has died or otherwise become unable to serve as a director between the last day for giving notice in accordance with this paragraph and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee.

                                         By order of the Board of Directors

                                         George E. Langley
                                         President and Chief Executive Officer

April 3, 1997

     YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD DATE, SIGN AND RETURN THE ENCLOSED PROXY. IF YOU ATTEND THE MEETING, YOU WILL BE ENTITLED TO VOTE IN PERSON IF YOU WISH.

                                PROXY STATEMENT
                                       OF

                          FOOTHILL INDEPENDENT BANCORP
                             510 SOUTH GRAND AVENUE
                           GLENDORA, CALIFORNIA 91741

                                  INTRODUCTION

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Foothill Independent Bancorp, a California corporation (the "Company"), for use at its 1997 Annual Meeting of Shareholders to be held on Tuesday, May 13, 1997, at 4:30 P.M., at The Glendora Country Club, 310 S. Amelia Avenue, Glendora, California, and at any adjournment or postponement thereof (the "meeting"). It is contemplated that this solicitation of proxies will be made exclusively by mail; however, if it should appear desirable to do so to ensure adequate representation at the meeting, directors, officers and employees of the Company or its wholly-owned subsidiary, Foothill Independent Bank (the "Bank"), may communicate with shareholders, brokerage houses and others by telephone, telegraph or in person, to request that proxies be furnished and may reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them. All expenses incurred in connection with this solicitation will be borne by the Company.

     Holders of shares of common stock of the Company ("shareholders") who execute proxies retain the right to revoke them at any time before they are voted. Any proxy given by a shareholder may be revoked or superseded by executing a later dated proxy, or by giving notice of revocation to the Secretary of the Company, 510 South Grand Avenue, Glendora, California 91741, in writing prior to or at the meeting or by attending the meeting and voting in person. A proxy, when executed and not so revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted "FOR" the nominees for election of directors named in this Proxy Statement and "FOR" approval and ratification of the amendment increasing the number of shares of common stock issuable under the Company's 1993 Stock Incentive Plan. This Proxy Statement is first being mailed to shareholders on or about April 3, 1997.

                               VOTING SECURITIES

     The shares of common stock constitute the only outstanding class of voting securities of the Company. Only the shareholders of the Company of record as of the close of business on March 26, 1997 (the "Record Date"), will be entitled to vote at the meeting or any adjournment or postponement thereof. As of March 26, 1997, there were 4,549,238 shares of common stock outstanding and entitled to vote. A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Shareholders who abstain on any proposal or withhold authority to vote on the election of directors will be counted in determining the presence of a quorum; whereas broker non-votes will not be counted in determining the presence of a quorum. Each shareholder is entitled to one vote for each share held as of the Record Date, except that in the election of directors each shareholder may cumulate his or her votes and give any one nominee a number of votes equal to the number of directors to be elected multiplied by the number of shares which the shareholder is entitled to vote at the meeting, or to distribute the votes on the same principle among as many candidates as the shareholder may choose, if (i) the name of the candidate for whom such votes are cast has been properly placed in nomination prior to the voting, and (ii) any shareholder has given notice at the meeting prior to voting of that shareholder's intention to cumulate his or her votes.

                             PRINCIPAL SHAREHOLDERS

     Set forth below is certain information as of March 26, 1997 regarding the number of shares of the Company's common stock owned by any person who was known by the Company to own more than 5% of the voting securities of the Company, by each of the executive officers of the Company named in the Summary Compensation Table (the "Named Officers") and by all directors and executive officers as a group:

                                                                AMOUNT AND
                                                                NATURE OF
                                     NAME AND ADDRESS           BENEFICIAL     PERCENT
      TITLE OF CLASS                OF BENEFICIAL OWNER         OWNERSHIP      OF CLASS
---------------------------    -----------------------------    ----------     --------
Common Stock, no par value     Basswood Partners, L.P.(1)         311,608         6.85%
                               Matthew Lindenbaum
                               Bennett Lindenbaum
                               52 Forest Avenue
                               Paramus, NJ 07652
Common Stock, no par value     William V. Landecena(2)            290,705 (3)     6.30%
                               510 South Grand Avenue
                               Glendora, CA 91741
Common Stock, no par value     George E. Langley(4)               143,494 (5)     3.11%
                               510 South Grand Avenue
                               Glendora, CA 91741
Common Stock, no par value     Tom Kramer(6)                       87,616 (7)     1.91%
                               510 South Grand Avenue
                               Glendora, CA 91741
Common Stock, no par value     Donna Miltenberger(8)               49,301 (9)     1.08%
                               510 South Grand Avenue
                               Glendora, CA 91741
Common Stock, no par value     All Directors and Executive      1,132,570 (10)   22.57%
                               Officers of the Company
                               as a group (10 in number)

---------------

 (1) Based on information set forth in a Schedule 13D, filed with the Securities and Exchange Commission on February 13, 1997.

 (2) Mr. Landecena is Chairman of the Board of Directors and is a director of the Company and the Bank.

 (3) Includes 61,561 shares of common stock subject to outstanding stock options exercisable during the 60-day period ending May 26, 1997.

 (4) Mr. Langley is President, Chief Executive Officer and a Director of the Company and the Bank.

 (5) Includes 57,344 shares of common stock subject to outstanding stock options exercisable during the 60-day period ending May 26, 1997.

 (6) Mr. Kramer is Executive Vice President and Secretary of the Company and the Bank.

 (7) Includes 41,817 shares of common stock subject to outstanding options exercisable during the 60-day period ending May 26, 1997.

 (8) Ms. Miltenberger is Executive Vice President and Chief Administrative Officer of the Company and the Bank.

 (9) Includes 35,464 shares of common stock subject to outstanding stock options exercisable during the 60-day period ending May 26, 1997.

(10) Includes an aggregate of 468,541 shares of common stock subject to outstanding stock options exercisable during the 60-day period ending May 26, 1997.

                             ELECTION OF DIRECTORS

     At the 1997 Annual Meeting, shareholders will vote on the election of four Class II directors to serve on the Board of Directors for a two-year term ending in 1999 and until their successors are elected and have been qualified. The enclosed proxy will be voted in favor of the election to the Board of Directors of all of the four nominees named below, unless a contrary instruction is given in the proxy. All four of the nominees named below are incumbent directors of the Company that were elected by the shareholders of the Company for terms that expire in 1997. Each of the nominees named below also serve as a director of the Bank, a wholly-owned subsidiary of the Company.

     Under California law, the four nominees receiving the highest number of votes will be elected as directors at the Annual Meeting. As a result, proxies voted to "Withhold Authority," which will be counted, and broker non-votes, which will not be counted, will have no practical effect. Discretionary authority to cumulate votes represented by proxies is solicited by the Board of Directors because, in the event nominations are made in opposition to the nominees of the Board of Directors, it is the intention of the persons named as proxy holders in the enclosed Proxy to cumulate votes represented by proxies for individual nominees in accordance with their best judgment in order to assure the election of as many of the nominees named below to the Board of Directors as possible.

     If any nominee becomes unavailable to serve on the Board of Directors of the Company for any reason before the election, then the enclosed proxy will be voted for the election of such substitute nominee or nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve.

     The names and certain information concerning the four (4) nominees for election as directors are set forth below. YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW. Also set forth below is information concerning each of the other current directors with unexpired terms who will continue in office.

DIRECTORS AND NOMINEES

                                               SHARES OF
                                             COMMON STOCK
                                   DIRECTOR  BENEFICIALLY
                                   OF THE     OWNED AS OF
                                   COMPANY     MARCH 26,      PERCENT            PRINCIPAL OCCUPATION
    NAME AND POSITIONS       AGE   SINCE(1)      1997         OF CLASS          AND BUSINESS EXPERIENCE
---------------------------  ----  -------   -------------    --------   -------------------------------------
CLASS II DIRECTORS -- NOMINEES

Richard H. Barker             62    1993         83,772(2)      1.80%    For 24 years, until his retirement in
  Director of the Company                                                June 1992, Mr. Barker held various
  and the Bank                                                           management positions with City
                                                                         National Bank in Beverly Hills,
                                                                         California. His most recent position
                                                                         was Senior Vice President in charge
                                                                         of sales and trading in the
                                                                         Investment Department.

Charles G. Boone              74    1973        172,436(3)      3.74%    Mr. Boone is, and for more than the
  Director of the Company                                                past five years has been, a private
  and the Bank                                                           engineering consultant in the area of
                                                                         cryogenic engineering. Prior to 1984,
                                                                         Mr. Boone was affiliated with the
                                                                         engineering firm of Linhardt &
                                                                         Associates.

William V. Landecena          72    1973        290,705(4)      6.30%    Prior to his retirement in 1981, Mr.
  Chairman of the Board                                                  Landecena had been a partner for a
  of Directors and a                                                     number of years in the Arrow Meat
  Director of the Company                                                Company.
  and the Bank

                                               SHARES OF
                                             COMMON STOCK
                                   DIRECTOR  BENEFICIALLY
                                   OF THE     OWNED AS OF
                                   COMPANY     MARCH 26,      PERCENT            PRINCIPAL OCCUPATION
    NAME AND POSITIONS       AGE   SINCE(1)      1997         OF CLASS          AND BUSINESS EXPERIENCE
---------------------------  ----  -------   -------------    --------   -------------------------------------
O.L. Mestad                   74    1973        200,121(4)      4.34%    Dr. Mestad is a private investor.
  Director of the Company                                                Prior to his retirement in 1983, Dr.
  and the Bank                                                           Mestad had been engaged in the
                                                                         private practice of dentistry for
                                                                         more than twenty years. From May 1987
                                                                         until May 1992, Dr. Mestad served as
                                                                         Chairman of the Board of Directors of
                                                                         the Company and the Bank, having been
                                                                         elected to that position by the other
                                                                         members of the Board of Directors.

CLASS I DIRECTORS

George E. Langley             56    1980        143,494(5)      3.11%    Mr. Langley was elected President and
  President, Chief                                                       Chief Executive Officer of the
  Executive Officer and a                                                Company and the Bank effective April
  Director of the Company                                                1, 1992. For more than the prior five
  and the Bank                                                           years, Mr. Langley served as an
                                                                         Executive Vice President, the Chief
                                                                         Financial Officer and Secretary of
                                                                         the Company and the Bank.

Douglas F. Tessitor           52    1995         44,350(6)      *        Mr. Tessitor is, and since 1976 has
  Director of the Company                                                been, engaged in the insurance and
  and the Bank                                                           financial planning business,
                                                                         marketing insurance products and
                                                                         providing financial planning services
                                                                         to individuals and closely held
                                                                         businesses. Prior to 1976, he held
                                                                         management positions with Union Bank
                                                                         in Los Angeles, California and with
                                                                         Chase Manhattan Bank in New York.

Max E. Williams               52    1995         49,870(7)      1.09%    Mr. Williams is a licensed architect
  Director of the Company                                                with a Bachelor's degree in
  and the Bank                                                           Architecture and a Master's degree in
                                                                         Urban and Regional Planning. He is,
                                                                         and since 1979 has been, the owner
                                                                         and president of his own architec-
                                                                         tural firm. Prior to 1979, Mr.
                                                                         Williams was employed as an architect
                                                                         by independent real estate
                                                                         development and architectural firms,
                                                                         including Lewis Development Company
                                                                         and William L. Pereira Associates.
                                                                         Mr. Williams also is a member, and
                                                                         past president of the Inland
                                                                         California Chapter, of the American
                                                                         Institute of Architects.

---------------

 *  Less than 1%.

(1) All dates are the dates when the named individuals first became directors of the Bank, the Company's predecessor and wholly-owned subsidiary.

(2) Includes 60,072 shares subject to outstanding options exercisable during the 60-day period ending May 26, 1997.

(3) Includes 56,261 shares subject to outstanding options exercisable during the 60-day period ending May 26, 1997.

(4) Includes 61,561 shares subject to outstanding options exercisable during the 60-day period ending May 26, 1997.

(5) Includes 57,344 shares subject to outstanding options exercisable during the 60-day period ending May 26, 1997.

(6) Includes 43,250 shares subject to outstanding options exercisable during the 60-day period ending May 26, 1997.

(7) Includes 45,250 shares subject to outstanding options exercisable during the 60-day period ending May 26, 1997.

     The Board of Directors of the Company held fourteen meetings during the year ended December 31, 1996. Each incumbent Director attended at least 75% of the aggregate of the number of meetings of the Board and the number of meetings held by all committees of the Board on which he served.

     There are no family relationships among any of the directors or executive officers of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon information made available to the Company, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its directors, officers and any persons holding 10 percent or more of the Company's common stock were satisfied with respect to the Company's fiscal year ended December 31, 1996.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Bank has established an Examining and Audit Committee and a Personnel Committee (which functions essentially as a compensation committee). The Board of Directors of the Company has not established any such committees.

     The Examining and Audit Committee is comprised of five directors selected by the Board of Directors of the Bank. The members of the Examining and Audit Committee are O. L. Mestad, Richard H. Baker, William V. Landecena, Douglas F. Tessitor and Max E. Williams. The Examining and Audit Committee is authorized to handle all matters which it deems appropriate regarding the independent accountants for the Company and the Bank and to otherwise communicate and act upon matters relating to the review and audit of their books and records, including the scope of the annual audit and the accounting methods and systems to be utilized by the Company and the Bank. In addition, the Examining and Audit Committee also makes recommendations to the Board of Directors with respect to the selection of the independent accountants for the Company and the Bank. The Examining and Audit Committee held eight meetings during the year ended December 31, 1996.

     The Personnel Committee is comprised of five directors selected by the Board of Directors of the Bank. The members of the Committee are William V. Landecena, O. L. Mestad, Richard H. Barker, Douglas F. Tessitor and Charles G. Boone. The Personnel Committee makes determinations with respect to compensation to be paid to the officers and other key employees of the Bank and is responsible for establishing compensation and fringe benefit programs for the employees of the Bank. The Personnel Committee held three meetings during the year ended December 31, 1996.

     The Company does not have a nominating committee. Instead, the Board of Directors, as a whole, identifies and screens candidates for membership on the Boards of Directors of the Company and the Bank.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth compensation received for the three fiscal years ended December 31, 1996 by the Company's and the Bank's executive officers (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                               ------------------------------
                                                                                  PAYOUTS
                                   ANNUAL COMPENSATION            AWARDS       --------------
                              ------------------------------   -------------     LONG-TERM
          NAME AND                                   BONUS     STOCK OPTIONS   INCENTIVE PLAN    ALL OTHER
     PRINCIPAL POSITION       YEAR   SALARY($)       ($)(1)      (SHARES)         PAYMENTS      COMPENSATION
----------------------------  ----   ---------      --------   -------------   --------------   ------------
George E. Langley             1996   $ 224,048(2)   $111,740       12,000         N/A             $ 17,966(3)
  President and Chief         1995     220,983(2)     74,720       15,000                           16,713(3)
  Executive Officer           1994     208,297(2)     82,306      -0-                               12,648(3)
  of Company & Bank
Tom Kramer                    1996     154,103        86,097       12,000         N/A               13,689(4)
  Executive Vice President,   1995     149,936        57,573       10,000                           12,081(4)
  Chief Credit Officer        1994     142,387        64,010      -0-                                9,855(4)
  and Secretary of
  Company & Bank
Donna Miltenberger            1996     141,292        79,126       12,000         N/A                3,750(5)
  Executive Vice President    1995     134,458        51,790       10,000                            3,607(5)
  and Chief Administrative    1994     124,594        57,135      -0-                                3,262(5)
  Officer of the Company &
     Bank

---------------

(1) Bonuses paid to the Named Officers are pursuant to annual incentive compensation programs established each year for all employees of the Bank, including the Bank's executive officers. Under this program, performance goals, relating to such matters as deposit and loan growth, improvements in loan quality and profitability were established each year. Incentive compensation, in the form of cash bonuses, was awarded based on the extent to which the Bank achieved or exceeded the performance goals.

(2) Salary figures for Mr. Langley include directors' fees paid to him by the Company and the Bank in each year presented.

(3) Includes $14,216 in above-market earnings accrued in 1996, $13,186 in 1995 and $9,273 in 1994, on compensation deferred in the years 1985 through 1988 under a deferred compensation plan in effect during that period designed to provide retirement benefits for officers and other key management employees (the "1985 Deferred Compensation Plan") and employer contributions to the Company's 401(k) Plan (the "401k Plan") of $3,750 in 1996, $3,527 in 1995
    and $3,375 in 1994.

(4) Includes $9,939 in above-market earnings accrued in 1996, $8,766 in 1995 and $6,480 accrued in 1994, on compensation deferred in 1985 through 1989 by Mr. Kramer under the 1985 Deferred Compensation Plan and employer contributions to the 401k Plan of $3,750 in 1996, $3,315 in 1995 and $3,375 in 1994.

(5) Includes employer contributions to the 401k Plan of $3,750 in 1996, $3,607 in 1995 and $3,262 in 1994.

OPTION GRANTS

     The following table provides information on option grants in fiscal 1996 to the Named Officers.

                                                                                        POTENTIAL REALIZABLE
                                                                                          VALUE OF OPTIONS
                                         PERCENT OF                                      AT ASSUMED ANNUAL
                                        TOTAL OPTIONS                                      RATES OF STOCK
                                         GRANTED TO                                      PRICE APPRECIATION
                           OPTIONS      ALL EMPLOYEES      EXERCISE                      FOR OPTION TERM(5)
                          GRANTED IN      IN FISCAL         PRICE        EXPIRATION     --------------------
          NAME               1996          1996(3)       ($/SHARE)(4)      DATES          5%          10%
------------------------  ----------    -------------    ------------    ----------     -------     --------
George E. Langley.......    12,000(1)       16.67%          $ 8.50        7/22/06       $64,080     $162,600
Tom Kramer..............    12,000(2)       16.67%          $ 8.50        7/22/06       $64,080     $162,600
Donna Miltenberger......    12,000(2)       16.67%          $ 8.50        7/22/06       $64,080     $162,600

---------------

(1) Shares become exercisable in 2 annual installments of 8,975 shares on July 23, 1996 and 3,025 shares on July 23, 1997.

(2) Shares become exercisable in 2 annual installments of 11,760 shares on July 23, 1996 and 240 shares on July 23, 1997.

(3) Options to purchase an aggregate of 72,000 shares were granted to all employees in fiscal 1996, including the Named Officers.

(4) The exercise price may be paid by delivery of already-owned shares.

(5) There is no assurance that the values that may be realized by an executive on exercise of his options will be at or near the value estimated in the table, which utilizes arbitrary compounded rates of growth of stock price of 5% and 10% per year.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table provides information on option exercises in fiscal 1996 by the Named Officers and the value of unexercised in-the-money options held by the Named Officers as of December 31, 1996.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                     YEAR AND FISCAL YEAR-END OPTION VALUES

                                                              NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                              OPTIONS AT FY-END(#)         OPTIONS AT FY-END($)(2)
                       SHARES ACQUIRED       VALUE         ---------------------------   ---------------------------
        NAME           ON EXERCISE(#)     REALIZED($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
---------------------  ---------------    -----------      -----------   -------------   -----------   -------------
George E. Langley....       19,057         $ 105,488(1)       50,885         3,025        $ 207,028       $ 8,697
Tom Kramer...........       12,705         $  70,329          41,817           240        $ 163,958       $   690
Donna Miltenberger...           --                --          41,816           240        $ 182,447       $   690

---------------

(1) The average of the high and low prices of the Company's common stock on November 25, 1996 (the exercise date) on the NASDAQ National Market was $10.75.

(2) The average of the high and low prices of the Company's common stock on December 31, 1996 on the NASDAQ National Market was $11.375.

     Employment Agreements. Under an employment agreement which became effective April 1, 1995 and replaces a prior employment agreement that expired on March 31, 1995, Mr. Langley is employed as the Bank's President and Chief Executive Officer for a three-year term expiring March 31, 1998. Under that agreement, Mr. Langley receives a base annual salary of $200,000 and is entitled to participate in any bonus or incentive compensation programs and other employee benefit plans generally made available to executives and key employees of the Bank. The Bank also has agreed to furnish Mr. Langley with the use of an automobile and to provide him with certain supplemental insurance benefits. Under the employment agreement, the Bank may terminate Mr. Langley's employment at any time without cause. In the event of such a termination, or a termination by Mr. Langley of his employment due to a reduction in his compensation or the scope of his authority or duties following a merger or consolidation of the Company or the Bank with another bank or other entity in which the Company or the Bank is not the surviving entity or the sale of substantially all of the assets of the Company or the Bank, Mr. Langley's salary, bonuses and other benefits would be continued for a period of three years measured from the March 31 immediately preceding such termination. If, on the other hand, Mr. Langley voluntarily resigns his employment within 12 months following such a change in ownership, although there has been no change in his compensation or scope of this authority or duties, his salary, bonuses and benefits would be continued for a period of twelve months following such resignation. In the event of Mr. Langley's death while employed as the Bank's President and Chief Executive Officer, salary and bonuses shall cease, but the Bank will be obligated to continue the dependent health and dental insurance coverage for Mr. Langley's wife and children for a period of three years thereafter. If Mr. Langley's employment is terminated due to a medical disability, all life, medical, dental and disability insurance programs in which Mr. Langley was participating at that time will be continued for a period of one year from the date of such termination of employment or until March 31, 1998, whichever period is shorter.

     The Bank also has an agreement with Mr. Kramer and Ms. Miltenberger which entitles them each to receive two full years' compensation if they are terminated or their compensation or job responsibilities are reduced following a merger or consolidation of the Company or the Bank with another bank or other entity in which the Company or the Bank is not the surviving entity or the sale of substantially all of the assets of the Company or the Bank.

     Directors' Fees. During fiscal 1996 the Bank paid the Chairman of the Board of Directors $1,950 per month and each other director, including Mr. Langley, $1,550 per month in directors' fees for services and attendance at Board and committee meetings, and each director received $454 per month as reimbursement for health insurance premiums.

     Deferred Compensation Plans. Effective January 1, 1985, the Bank adopted the 1985 Deferred Compensation Plan, a voluntary unfunded deferred compensation plan, which permitted selected key, salaried employees of the Bank to defer receipt of a portion of their annual salaries and bonuses that would otherwise have been paid during a four-year period ended December 31, 1988. The 1985 Deferred Compensation Plan was established to attract and retain key employees and directors by providing them with a supplemental retirement benefit in an amount determined on the basis of the amount of salary deferred annually over that four-year period and the participant's age at the time of participation. The supplemental retirement benefits will be payable over ten years commencing on the participant's retirement date, except that if the participant dies prior thereto, his or her beneficiaries would receive a death benefit, in lieu of the retirement benefit, over a ten year period. The benefit payments are not subject to any reduction for Social Security benefits or other offset amounts. A total of 19 employees, including Messrs. Langley and Kramer participated in the 1985 Deferred Compensation Plan. The 1985 Deferred Compensation Plan is administered by a committee of the Board of Directors of the Bank.

     The Bank has purchased life insurance on employees participating in the 1985 Deferred Compensation Plan in amounts that, in the aggregate, are expected, on an actuarial basis, to fund all of its future obligations under this plan. The Bank is the owner and sole beneficiary of all such life insurance. Thus, no direct allocation of cost is made to any one employee and no amount attributable to the expenses of the 1985 Deferred Compensation Plan is included in the Summary Compensation Table set forth above. Earnings on amounts in each participant's account accrue at an annual fixed rate. It is estimated that, under this Plan, Mr. Langley will receive approximately $127,500 per year over the ten-year period following his retirement and Mr. Kramer will receive approximately $140,000 per year for ten years following his retirement.

     Under a deferred compensation plan presently in effect, officers and other key employees are entitled, prior to the beginning of each fiscal year, to elect to defer a portion of their annual salary in the upcoming year under annually established unfunded deferred compensation programs designed to provide for each participating employee a supplemental retirement benefit in an amount based on the salary deferred and earnings thereon.

     Certain Transactions. The Bank has had, and in the future may have, banking transactions in the ordinary course of its business with directors, principal shareholders and their associates, including the making of loans to directors and their associates. Such loans and other banking transactions are made on the same terms, including interest rates and collateral securing the loans, as those prevailing at the time for comparable transactions with unaffiliated persons. In addition, such loans are made only if they do not involve more than the normal risk of collectibility and do not present other unfavorable features.

                         REPORT OF PERSONNEL COMMITTEE

     The Personnel Committee is responsible for approving, and evaluating the efficacy of, compensation policies and programs for the Bank, which employs all of the Company's executive officers, and for making determinations regarding the compensation of the Company's executive officers, subject to review by the full Board of Directors. In fiscal 1996 the members of the Personnel Committee were William V. Landecena, O.L. Mestad, Richard H. Barker, Douglas F. Tessitor, and Charles G. Boone, all of whom are non-employee Directors of the Company and the Bank.

     The following report is submitted by the Personnel Committee members with respect to the executive compensation policies established by the Personnel Committee and approved by the Board of Directors of the Bank and the compensation of executive officers in fiscal 1996.

COMPENSATION POLICIES AND OBJECTIVES

     In adopting, and also evaluating the effectiveness of, compensation programs for executive officers, as well as other employees of the Bank, the Personnel Committee is guided by three basic principles:

     - The Company and the Bank must be able to attract and retain highly-qualified and experienced banking professionals with proven performance records.

     - A substantial portion of annual executive compensation should be tied to the Bank's performance, measured in terms of profitability, asset growth and asset quality.

     - The financial interests of the Company's senior executives should be aligned with the financial interests of the shareholders, primarily through stock option grants which reward executives for improvements in the market performance of the Company's common stock.

     Attracting and Retaining Executives and Other Key Employees. There is substantial competition among banks and other financial institutions and service organizations for qualified banking professionals. In order to retain executives and other key employees, and to attract additional well-qualified banking professionals when the need arises, the Company strives to offer salaries and health care, retirement and other employee benefit programs to its executives and other key employees which are competitive with those offered by other financial institutions and service organizations in California.

     In establishing salaries for executive officers, the Personnel Committee reviews (i) the historical performance of the executives; and (ii) available information regarding prevailing salaries and compensation programs at banks and other financial organizations which are comparable, in terms of asset-size, capitalization and performance, to the Bank. Another factor which is considered in establishing salaries of executive officers is the cost of living in Southern California, which generally is higher than in other parts of the country. During 1996, the salary of Ms. Miltenberger was increased by 2.9% to bring her salary in line with prevailing salaries of executive officers at comparable banking institutions and to adjust for increases that had occurred in the consumer price index in Southern California.

     In addition, the Bank has followed the practice of entering into multi-year employment agreements with its Chief Executive Officer. Such agreements serve to assure continuity in that position and to deter competing banks from attempting to hire away the Bank's Chief Executive Officer.

     In March 1995, the Bank entered into a new three year employment agreement with George Langley, the Company's Chief Executive Officer, which extends his employment for three years to March 31, 1998. Under that employment agreement, Mr. Langley's base annual salary is $200,000. The decision to enter into a three year employment agreement with Mr. Langley was based on a number of factors, including the Bank's performance during his tenure as Chief Executive Officer, Mr. Langley's long tenure with the Bank for which he has served as an executive officer since 1976, and the continuity and stability of management that Mr. Langley's retention as Chief Executive Officer provides to both the Company and the Bank.

     Performance-Based Compensation. The Personnel Committee believes that payment of compensation in excess of a senior executive's base salary should be made dependent on the level of profitability achieved by the Bank and its comparative performance as measured against the performance of other banking institutions of comparable size in Northern and Southern California ("Peer-Group Banks").

     The Personnel Committee has identified several performance factors which affect a bank's profitability and which the Personnel Committee believes are important to the enhancement of shareholder values. These include asset growth; the quality and collectibility of the Bank's assets, which consist primarily of loans and investment securities; the volume and mix of deposits, which affect the Company's net interest margin or "spread" and also its fee income; and the level of non-interest expense. On the basis of evaluations of the prior year's operations, economic and market conditions in the Bank's service areas and management and outside consultant reports, at the beginning of each fiscal year the Board of Directors establishes annual performance goals for the Bank in each of these areas, and weights these performance factors in terms of their anticipated impact on the Bank's earnings, and also establishes an earnings goal for the year. As a general rule, the performance goals that are established require that the Bank achieve a level of profitability in excess of at least the average profitability achieved by the Peer-Group Banks as a condition to the payment of any bonuses to senior executives. If that condition is satisfied, a percentage (determined by the Personnel Committee at the beginning of the fiscal year) of the higher-than-average earnings achieved by the Bank are set aside as a pool from which bonuses are paid. The amount of the bonuses that are paid from that pool, in turn, is based on the extent to which the Bank has achieved or exceeded the goals in each of the performance areas described above.

     As a result of these performance-based bonus programs, as a general rule executive compensation will be higher and the proportion of each executive's total cash compensation that is represented by incentive or bonus compensation will increase in those years when performance goals are exceeded. In 1996, the Bank's performance, in terms of several measures, exceeded the Bank's performance in 1995. As a result, in 1996 bonus compensation represented 33.3% of Mr. Langley's total cash compensation, as compared to 25.3% in 1995, 35.8% of Mr. Kramer's total compensation as compared to 27.7% in 1995 and 35.9% of Ms. Miltenberger's total cash compensation as compared to 27.8% in 1995.

     Stock Programs. In order to align the financial interests of senior executives and other key employees with those of the shareholders, the Company grants stock options to its senior executives and other key employees on a periodic basis. Stock option grants reward senior executives and other key employees for performance that results in improved market performance of the Company's stock, which directly benefits all shareholders. Generally, the number of shares included in each stock option grant is determined based on an evaluation of the executive's importance to the future performance of the Bank. As a result, as a general rule, the more senior the executive, the greater the number of option shares that are awarded. In addition, in 1993 the Bank established a 401(k) Plan in which all employees, including executive officers, may participate. Under this plan, employees may make contributions which they may elect to have invested in Company common stock. In addition, the Company makes matching contributions of up to 4% of amounts contributed by participants, with shares of Company common stock. Each of the named officers participated in this plan in 1996.

                                          Charles G. Boone
                                          William V. Landecena
                                          O.L. Mestad
                                          Richard H. Barker
                                          Douglas F. Tessitor

     Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Report, and the performance graph on page 11 shall not be incorporated by reference into any such filings.

                              COMPANY PERFORMANCE

     The following graph shows a five-year comparison of cumulative total returns for the Company, the S&P 500 composite index and an index of peer group companies published in the Montgomery Securities Western Bank Monitor.

                     COMPARISON OF CUMULATIVE TOTAL RETURN

                                   FOOTHILL                        SOUTHERN
      MEASUREMENT PERIOD          INDEPENDENT                     CALIFORNIA
    (FISCAL YEAR COVERED)           BANCORP         S&P 500          PROXY
12/31/91                                100.00          100.00          100.00
12/31/92                                121.48          107.62           99.53
12/31/93                                177.52          118.47          121.69
12/31/94                                175.94          120.03          138.83
12/31/95                                179.18          165.13          176.08
12/31/96                                283.32          202.89          265.81

                          SOURCE: SNL SECURITIES, L.P.

     The total cumulative return on investment (change in the period-end stock price plus reinvested dividends) for each of the periods for the Company, the S&P composite index and the peer group companies is based on the stock price or composite index at the end of fiscal 1991.

     The graph above compares the performance of the Company with that of (i) the S&P 500 composite index and (ii) an index, published in the Montgomery Securities Western Bank Monitor, which is made up of 13 independent banks and bank holding companies, including the Company, that are based and conduct business entirely or primarily in Southern California.

                                  PROPOSAL TWO

                   AMENDMENT TO THE 1993 STOCK INCENTIVE PLAN
                     TO INCREASE THE TOTAL NUMBER OF SHARES
            ISSUABLE UNDER THAT PLAN FROM 400,000 TO 900,000 SHARES

     Subject to approval by the Company's shareholders, the Board of Directors amended the 1993 Stock Incentive Plan ("1993 Plan") in February 1997, to increase the authorized number of shares of Common Stock issuable under the 1993 Plan by 500,000 shares, and to reserve such additional shares for issuance under the 1993 Plan, bringing the total number of shares of Common Stock subject to the 1993 Plan to 900,000.

     Approval of the addition of 500,000 shares of Common Stock to the number of shares reserved for issuance under the 1993 Plan will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present or represented, and entitled to vote, at the Annual Meeting. Proxies solicited by management for which no specific direction is included will be voted "FOR" the amendment to the 1993 Plan to add 500,000 shares of Common Stock to the number of shares reserved for issuance thereunder.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO AMEND THE 1993 PLAN TO INCREASE THE TOTAL NUMBER OF SHARES OF COMMON STOCK ISSUABLE THEREUNDER FROM 400,000 TO 900,000.

     The essential features of the 1993 Plan are summarized below. The summary does not purport to be a complete description of the 1993 Plan. The Company's shareholders may obtain a copy of the 1993 Plan by writing the Secretary, Foothill Independent Bancorp, 510 South Grand Avenue, Glendora, California 91741.

GENERAL NATURE AND PURPOSE

     The 1993 Plan provides for the granting of incentive stock options ("incentive options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), options that do not qualify as incentive stock options ("nonqualified options") and rights to purchase Common Stock subject to restrictions as more fully described in the 1993 Plan ("restricted stock"), to officers and other key employees and to directors of the Company and its subsidiary. The number of shares available for issuance under the 1993 Plan is currently 400,000 and, if the amendment is approved, that number will be increased to 900,000 shares. The aggregate number and kind of shares covered by the 1993 Plan, and the number and kind of shares and the exercise price per share covered by outstanding stock options, are subject to adjustment in the event of any changes in the character or number of outstanding shares of Common Stock by reason of stock splits, reverse stock splits, stock dividends, reclassification or similar changes in the capital structure of the Company. At March 26, 1997, options to purchase an aggregate of 628,120 shares of Common Stock had been issued and were outstanding under, and 4 executive officers, 6 non-employee directors and approximately 175 employees of the Company and its subsidiary were eligible to participate in, the 1993 Plan.

     The 1993 Plan was adopted by the Board of Directors in January 1993 and approved by the Company's Shareholders in May 1993. Pursuant to the terms of the 1993 Plan, options may be granted or rights of purchase may be offered on or prior to December 31, 2002. Options outstanding at that time or at the time the 1993 Plan is otherwise terminated will remain outstanding and will continue to be exercisable within the period specified in stock option agreements between the optionees and the Company.

     The 1993 Plan has been designed to be exempt from the provisions of the Employment Retirement Income Security Act of 1974 ("ERISA") and is not a qualified deferred compensation plan under Section 401(a) of the Code.

ELIGIBILITY

     Incentive Options. In general, any officer or other key employee of the Company or its subsidiary, including any director who is also an employee, is eligible to receive incentive options under the 1993 Plan, subject to the following limitations imposed by the Code. An incentive option may not be granted under the 1993 Plan to any person who, at the time the option is granted, owns more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation (a "ten-percent shareholder"), unless the exercise price of the shares of Common Stock covered by the option is at least 110% of the fair market value of the shares as of the date of grant, and such incentive option by its terms is not exercisable after the expiration of five years from the date such option is granted. In addition, the aggregate fair market value (determined as of the date of grant) of the Common Stock with respect to which incentive options become exercisable for the first time under all incentive options held by any ten-percent shareholder may not exceed $100,000 in any calendar year.

     Nonqualified Options and Restricted Stock. Nonqualified options and/or rights to purchase restricted stock may be granted under the 1993 Plan to officers, key employees and directors (whether or not employed by the Company) of the Company.

     Subject to the foregoing limitations applicable to incentive options and the total number of shares reserved for issuance under the 1993 Plan, there is no maximum or minimum number of shares for which stock options may be granted or offered to any one person under the 1993 Plan.

ADMINISTRATION

     The 1993 Plan is administered by the Company's Stock Option Committee of the Board of Directors (the "Committee"), the members of which are non-employee directors of the Company. Subject to the limitations on eligibility discussed above and the specific provisions of the 1993 Plan, the Committee has authority to determine which persons are to receive incentive options, nonqualified options and rights to purchase restricted stock under the 1993 Plan, the number of shares of Common Stock to be covered by each option or right to purchase restricted stock, the exercise price, form of consideration and all other terms and conditions on which each option or share of restricted stock are granted, and, generally, to take all actions and make all determinations necessary or appropriate to administer the 1993 Plan. Determinations of the Committee as to all matters of interpretation of the 1993 Plan are final and binding upon all participants and prospective participants.

AMENDMENT AND TERMINATION OF THE 1993 PLAN

     Except with respect to formula grants of stock options to non-employee directors of the Company, the 1993 Plan may be modified, amended, suspended or terminated by the Company's Board of Directors at any time without shareholder approval. In addition, to the extent necessary and desirable to comply with
Section 422 of the Code (or any other applicable law or regulation), the Company shall obtain shareholder approval of any amendment or modification to the 1993 Plan. No amendment, modification or termination of the 1993 Plan shall affect or impair any rights or obligations under any option or right to purchase restricted stock granted prior to the date of such amendment, modification or termination without the consent of the holder of such option or right to purchase restricted stock. Unless previously terminated by the Company's Board of Directors, the 1993 Plan will terminate on December 31, 2002.

TERMS AND CONDITIONS OF OPTIONS AND RESTRICTED STOCK

     Exercise or Purchase Price. The purchase price of a share of Common Stock payable upon the exercise of an option granted under the 1993 Plan may not be less than the fair market value per share on the date the option is granted; except that with respect to an incentive option granted to a ten-percent shareholder, the exercise price may not be less than 110% of the fair market value on the date of grant.

     The purchase price of restricted stock shall be fixed by the Committee and may be issued for no monetary consideration.

     Vesting of Options. Each option granted under the 1993 Plan shall vest (i.e., become exercisable) in one or more installments as determined by the Committee. Vesting may be based upon tenure of employment or affiliation with the Company, or any parent or subsidiary of the Company, upon achievement of specified goals, or upon such other events as the Committee determines. The Committee also may accelerate any optionee's right to exercise options granted under the 1993 Plan.

     Term of Options. The term of each option granted under the 1993 Plan is determined by the Committee at the time the option is granted; provided, however, that no option granted under the 1993 Plan may have a term in excess of ten years from the date of grant. Further, with respect to an incentive option granted to a ten-percent shareholder, the term may not be in excess of five years from the date of grant.

     Transferability. Options granted under the 1993 Plan are not assignable or transferable except by will or under the laws of descent and distribution and, during the lifetime of an optionee, are exercisable only by such optionee; provided, however, that a nonqualified option may be transferred pursuant to a "qualified domestic relations order" as defined in the Code.

     Restrictions, Repurchase and Forfeiture of Restricted Stock. Restricted stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of until the restrictions thereon are removed or expire. The Committee may require that the certificates representing restricted stock remain in the physical custody of an escrow holder or the Company until all restrictions are removed or expire. Each certificate representing restricted stock will bear such legend or legends making reference to the restrictions imposed upon such restricted stock as the Committee in its discretion deems necessary or appropriate to enforce such restrictions. The Committee may impose such other conditions on restricted stock as it may deem appropriate including, without limitation, restrictions under federal and state securities laws.

     Restrictions imposed upon restricted stock will lapse in accordance with such conditions as are determined by the Committee. Until all of the restrictions have lapsed, the shares of restricted stock will be held by the Company and may not be sold or otherwise transferred by the purchaser, but the purchaser will retain the right to vote the shares and all other rights incident to the ownership of the shares, subject to the restrictions imposed by the Committee. In addition, the Committee may at any time, in its sole discretion, accelerate the time at which all restrictions with respect to any restricted stock will lapse or remove any and all such restrictions.

     Payment. The form of consideration payable upon exercise of an option or upon issuance of restricted stock, including the method of payment, shall, except as provided below, be determined in the sole discretion of the Committee (and, in the case of an incentive option, shall be determined at the time of grant). In the case of options, such consideration may consist of: (i) cash;
(ii) check; (iii) with the consent of the Company's Board of Directors, other shares of Common Stock of the Company owned by the optionee having a fair market value on the date of exercise equal to the aggregate exercise price of the shares as to which such option is exercised; (iv) with the consent of the Company's Board of Directors, cancellation of indebtedness of the Company to the optionee; (v) provided that a public market for the Common Stock exists, through a "same day sale" commitment from the optionee and a broker-dealer that is a member of the National Association of Securities Dealers (a "NASD Dealer") whereby the optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company; (vi) provided that a public market for the Common Stock exists, through a "margin" commitment from the optionee and a NASD Dealer whereby the optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to the Company; or (vii) any combination of the foregoing methods of payment as shall be permitted by the Board of Directors or the Committee and applicable corporate law. Consideration payable for restricted stock shall be determined by the Committee in its sole discretion. With the approval of the Company's Board of Directors, such consideration may, at the discretion of the Committee, consist of secured or unsecured promissory notes.

FORMULA GRANTS TO NON-EMPLOYEE DIRECTORS

     Under the 1993 Plan, each director of the Company who is neither an employee or an executive officer of the Company (a "non-employee director"), shall be automatically granted options to purchase 2,000 shares of Common Stock on May 1 of each year during his or her tenure as a non-employee director of the Company, except that on the date any individual, who was not formerly an officer or employee of the Company or any parent or subsidiary of the Company, becomes a non-employee director of the Company for the first time, he or she shall automatically be granted nonqualified options to purchase 5,000 shares of Common Stock of the Company. These nonqualified options have an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant and have a ten-year term. The options granted on commencement of service vest in two equal installments of 50% on each anniversary date of the date of grant, until fully vested, and options granted on May 1 of each year to incumbent directors vest in full on the following April 30.

SUMMARY OF FEDERAL TAX CONSEQUENCES

     The following is a brief summary of certain federal income tax consequences of participation in the 1993 Plan.

  Incentive Options

     No taxable income will be recognized by an optionee upon either the grant or the exercise of an incentive option under the 1993 Plan. Instead, a taxable event will occur upon the sale or other disposition of the shares acquired upon exercise of an incentive option, and the tax treatment of the gain or loss realized will depend upon how long the shares were held before their sale or disposition.

     If a sale or other disposition of the shares received upon the exercise of an incentive option occurs more than (i) one year after the date of exercise of the option and (ii) two years after the date of grant of the option, the holder will recognize a long-term capital gain or loss at such time equal to the full amount of the difference between the proceeds realized and the exercise price paid. However, a sale, exchange, gift or other transfer of legal title of such stock before the expiration of either the one-year or two-year period described above will constitute a "disqualifying disposition." A disqualifying disposition involving a sale or exchange will result in ordinary income to the optionee in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price, or (ii) the amount realized on disposition minus the exercise price. If the amount realized in a disqualifying disposition exceeds the fair market value of the stock on the date of exercise, the gain realized, in excess of that taxed as ordinary income as indicated above, will be taxed as a capital gain. A disqualifying disposition as a result of a gift will result in ordinary income to the optionee in an amount equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. Any loss realized upon a disqualifying disposition will be treated as a capital loss. Capital gains and losses resulting from disqualifying dispositions will be treated as long-term or short-term depending upon whether the shares were held for more or less than the applicable statutory holding period (currently one year). The Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee as a result of the disqualifying disposition.

     If legal title to any shares acquired upon exercise of an incentive option is transferred by sale, gift or exchange, such transfer will be treated as a disposition for purposes of determining whether a "disqualifying disposition" has occurred. However, certain transfers will not be treated as dispositions for such purposes, such as transfers to an estate or by inheritance upon an optionee's death, a mere pledge or hypothecation, or a transfer into the name of the optionee and another person as joint tenants.

  Nonqualified Options

     No taxable income is recognized by an optionee upon the grant of a nonqualified option. Upon exercise, however, the optionee will recognize ordinary income in the amount by which the fair market value of the shares purchased exceeds, as of the date of exercise, the exercise price paid for such shares. The income recognized by the optionee will be subject to income tax withholding by the Company out of the optionee's current compensation. If such compensation is insufficient to pay the taxes due, the optionee will be required to make a direct payment to the Company for the balance of the tax withholding obligation. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee, provided the applicable withholding requirements are satisfied.

  Restricted Stock

     The receipt of restricted stock will not result in a taxable event until the expiration of any repurchase rights retained by the Company with respect to such stock, unless the participant makes an election under Section 83(b) of the Code to be taxed as of the date of purchase. If no repurchase rights are retained or if a Section 83(b) election is made, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price paid for such shares. Even if the purchase price and the fair market value of the shares are the same (and, therefore, no ordinary income is received by the participant), a
Section 83(b) election must be made to avoid deferral of the date ordinary income is recognized. The election must be filed with the Internal Revenue Service not later than 30 days after the date of purchase, or in the case of restricted stock granted for no monetary consideration, the date of grant.

     If no Section 83(b) election is made or if no repurchase rights are retained, a taxable event will occur on each date the participant's ownership rights vest (i.e., when the Company's repurchase rights expire) as to the number of shares that vest on that date, and the holding period for long-term capital gain purposes will not commence until the date the shares vest. The participant will recognize ordinary income on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the purchase price paid for such shares. However, if the participant is subject to
Section 16(b) of the Exchange Act, and if no Section 83(b) election was made at the time of purchase, the recognition date for ordinary income for shares that vest within six months of purchase shall be subject to deferral to the date that is six months from the date of purchase.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Vavrinek, Trine, Day & Company, who were the Company's independent accountants for the fiscal year ended December 31, 1996, have been selected by the Board of Directors as the Company's independent accountants for the fiscal year ending December 31, 1997. A representative of Vavrinek, Trine, Day & Company will attend the meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     Any shareholder desiring to submit a proposal for action at the 1997 Annual Meeting of Shareholders and presentation in the Company's Proxy Statement with respect to such meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than December 4, 1997. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

                                 OTHER MATTERS

     Management is not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

                                          By Order of the Board of Directors

                                          George E. Langley
                                          President

April 3, 1997

     The Annual Report to Shareholders of the Company for the fiscal year ended December 31, 1996 is being mailed to all shareholders of record as of March 26, 1997 concurrently with this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

     COPIES OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 WILL BE PROVIDED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY, FOOTHILL INDEPENDENT BANCORP, 510 SOUTH GRAND AVENUE, GLENDORA, CALIFORNIA 91741.

                                                              Please mark
                                                              your votes   /X/
                                                                as this





THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1 AND 2

1. ELECTION OF DIRECTORS

   Election of the following nominees as Class II directors for a two year term: Richard H. Barker, Charles G. Boone, William V. Landecena and
   O. L. Mestad


           FOR all
          nominees               WITHHOLD
        listed below            AUTHORITY
         (except as             to vote for
       marked to the           all nominees
       contrary below)         listed below
           /   /                   /   /


(INSTRUCTIONS: To withhold authority to vote for any nominee, print that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

2. INCREASE THE NUMBER OF SHARES ISSUABLE UNDER THE 1993 STOCK INCENTIVE PLAN TO 900,000 SHARES.

        FOR        AGAINST         ABSTAIN
        / /          / /             / /


3. IN THEIR DISCRETION, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

        I will attend meeting  /  /

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER ON THIS PROXY. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS NAMED ABOVE ON THIS PROXY AND "FOR" THE INCREASE IN THE NUMBER OF SHARES ISSUABLE UNDER THE 1993 STOCK INCENTIVE PLAN. THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO CUMULATE VOTES FOR ANY AND ALL OF THE NOMINEES FOR ELECTION OF DIRECTORS FOR WHICH AUTHORITY TO VOTE HAS NOT BEEN WITHHELD.

Date                                          , 1997
    ------------------------------------------

----------------------------------------------------
(Signature of shareholder)

Please sign your name exactly as it appears hereon. Executors, administrators, guardians, officers of corporations, and others signing in a fiduciary capacity should state their full titles as such.

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

PROXY

                          FOOTHILL INDEPENDENT BANCORP
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                       ANNUAL MEETING OF THE SHAREHOLDERS
                                  MAY 13, 1997

The undersigned hereby nominates, constitutes and appoints George E. Langley, Douglas F. Tessitor and Max E. Williams, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of FOOTHILL INDEPENDENT BANCORP which the undersigned is entitled to represent and vote at the 1997 Annual Meeting of Shareholders of the Company to be held at The Glendora Country Club, 310 So. Amelia Avenue, Glendora, California, on May 13, 1997, at 4:30 p.m., and at any and all adjournments thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

       IMPORTANT - PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY




--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -